Exhibit 16.1

                         MOORE STEPHENS ELLIS FOSTER LTD



ACCOUNTANTS AND BUSINESS ADVISORS

March 10, 2004

Securities and Exchange Commission
Washington, DC 20549

     Re:  Q Net Technologies, Inc. Commission File No. 000-28659

Dear Sir or Madam:

     We have read Item 4 of the Form 8-K of Q Net Technologies, Inc. dated March 10, 2004, and agree with the statements concerning our Firm contained therein.

                                             Very truly yours,

                                             /s/ Moore Stephens Ellis Foster Ltd
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1650 West 1st Avenue
Vancouver, B.C. Canada V6J 1G1
T 604-737-8177
F 604-714-5916